EXHIBIT 10.2

AMENDMENT NO 1 TO MERGER AGREEMENT

     This Amendment No. 1 (“Amendment No. 1”), dated as of May 10, 2005, to the Merger Agreement, dated March 16, 2005, by and among Cenuco, Inc., a Delaware corporation (“Purchaser”), Hermes Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”), and Hermes Acquisition Company I LLC, a Delaware limited liability company (“Seller”).

W I T N E S S E T H :

     WHEREAS, on March 16, 2005, Purchaser, Merger Sub and Seller entered into a Merger Agreement (the “Agreement”) pursuant to which Merger Sub will be merged with and into Seller, as a result of which the separate existence of Merger Sub shall cease and Seller shall continue as the surviving company and a wholly-owned subsidiary of Purchaser;

     WHEREAS, Purchaser, Merger Sub and Seller wish to amend the Agreement, on the terms and conditions set forth in this Amendment No. 1;

     WHEREAS, Purchaser, Merger Sub and Seller have duly authorized the execution and delivery of this Amendment No. 1.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended, in accordance with Section 15.2 thereof, as follows:

     1. Defined Terms. Terms defined in the Agreement and used and not otherwise defined herein shall have the meanings given to them in the Agreement.

     2. Amendment of Agreement.

          (a) Section 1.1 of the Agreement is amended as follows:

          (i) the definitions of “Merger Shares” and “Merger Proxy Statement” are deleted in their entirety and the following definitions are inserted therein:

     “Cenuco Proxy Statement” shall mean the Proxy Statement (or if appropriate, Information Statement) of Purchaser referred to in Section 10.1, to be filed with the Commission and sent to Purchaser’s stockholders covering, among other things, (a) the approval of the issuance of shares of Purchaser Common Stock that may be issued upon conversion of the Merger Preferred Shares in accordance with the terms of the Plan of Merger and the Certificate of Designation, (b) the approval of an amendment to Purchaser’s Amended and Restated Certificate of Incorporation, as amended, to change the corporate name of Purchaser to “Lander Co., Inc.” or another similar name designated by Seller and to increase the number of authorized shares of Purchaser Common Stock to not less than the greater of (x) 100,000,000 shares of Purchaser Common Stock or (y) the number of shares of Purchaser Common Stock that may be issued upon conversion of the Merger Preferred Shares plus any other shares of Purchaser

Common Stock that may be issued pursuant to the Plan of Merger, (c) the approval of the issuance of an aggregate of 34,000 shares of Purchaser Common Stock to Robert Picow and Doug McMillen and (d) such other matters as are appropriate and necessary to consummate the transactions contemplated by this Agreement.

     “Merger Common Shares” shall mean shares of Purchaser’s common stock, par value $.001 per share (“Purchaser Common Stock”), issued pursuant to the Plan of Merger as adjustments to the merger consideration payable to the Owners of Seller arising upon exercise of any Purchase Rights (as defined in the Plan of Merger) following the date that the Merger Preferred Shares have been converted into Purchaser Common Stock.

     “Merger Preferred Shares” shall mean a number of shares of a new series of preferred stock of Purchaser designated as “Series A Junior Participating Preferred Stock” and having the designation, preferences and rights set forth in Exhibit F attached hereto (“Certificate of Designation”) that is equal to the quotient (rounded to the nearest ten thousandth) of which the numerator is the product of (x) 0.65 and (y) the number of issued and outstanding shares of Purchaser Common Stock immediately prior to the Effective Time (as defined in the Plan of Merger) and the denominator is 3,500.

     “Merger Shares” shall mean the Merger Common Shares and the Merger Preferred Shares”

          (b) The Agreement is amended by replacing all references to “Merger Proxy Statement” to read “Cenuco Proxy Statement”.

          (c) Section 2.1 of the Agreement is amended by deleting the phrase “Purchaser,” from the first sentence thereof.

          (d) Section 2.2 of the Agreement is amended to read in its entirety as follows:

     Merger Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Seller or Purchaser, each equity interest in the Seller issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a pro-rata percentage of the Merger Preferred Shares and the Merger Common Shares in accordance with Schedule 2.2 and the Plan of Merger. Evidence of the issuance of the Merger Preferred Shares shall be delivered to the Seller at the Closing. As soon as practicable after the Effective Time, each Owner shall be entitled, upon evidence of transfer of such Owner’s equity interests in the Seller, to receive its pro-rata percentage of the Merger Preferred Shares. As soon as practicable after any shares of Merger Common Shares become issuable, each Owner shall be entitled to receive its pro-rata percentage of the Merger Common Shares. Except for the right to receive Merger Common Shares as set forth in the Plan of Merger, all rights in respect of each Owner’s equity interests in the Seller shall cease to exist upon receipt of such Owner’s pro-rata percentage of the Merger Preferred Shares. All shares of

Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

          (e) Section 7.3 of the Agreement is amended by inserting a new sentence at the end of such Section that reads in its entirety as follows:

     In order to make the above statements in this Section 7.3 true and correct, Seller hereby acknowledges and agrees that Purchaser will be required to include a proposal in the Cenuco Proxy Statement seeking stockholder approval of the issuance of an aggregate of 34,000 shares of Purchaser Common Stock to Robert Picow and Doug McMillen.

          (f) Section 7.21 of the Agreement is amended to read in its entirety as follows:

     Vote Required. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock, par value $.001 per share, of Merger Sub is the only vote necessary to adopt the Plan of Merger and the transactions contemplated thereby. A majority of the votes cast by holders of Purchaser Common Stock at a duly convened meeting of the stockholders of Purchaser will be required in order to approve the issuance of any shares of Purchaser Common Stock upon conversion of the Merger Preferred Shares, and before such shares of Purchaser Common Stock may be listed on the American Stock Exchange.

          (g) The Agreement is hereby amended by adding a new Section 8.7 that shall read in its entirety as follows:

     Post-Closing Conduct. From and after the Effective Time and prior to the earlier of (x) December 31, 2005 and (y) the Mandatory Conversion Date (as defined in the Certificate of Designation), Seller shall not, by acting through the Purchaser’s Board of Directors or otherwise, cause the Purchaser to: (i) declare any dividends or distributions on any capital stock of the Purchaser prior to March 31, 2006, (ii) cause any default or breach under the terms of the Certificate of Designation; (iii) cause the liquidation (voluntary or otherwise), dissolution or winding up of the Purchaser; (iv) enter into any consolidation, merger, combination or other similar transaction in which issued and outstanding shares of Purchaser Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property; or (v) otherwise alter or change in any material respect the powers, preferences or special rights of the Merger Preferred Shares.

          (h) Section 10.1(a) of the Agreement is amended to read in its entirety as follows:

     As promptly as practicable after the date of this Agreement, but in no event later than one hundred twenty (120) days after the Effective Time,

Purchaser shall prepare and file the Cenuco Proxy Statement with the Commission. Purchaser shall respond to any comments of the Commission and will use its reasonable best efforts to have the Cenuco Proxy Statement cleared by the Commission as promptly as practicable after such filing and will cause the Cenuco Proxy Statement to be mailed to Purchaser’s stockholders at the earliest practicable time. Purchaser shall file all documents that it is responsible for filing with the Commission, and shall comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. As promptly as practicable after the date of this Agreement, Purchaser shall prepare and file with the Commission and mail to its stockholders an information statement pursuant to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. Seller will use its reasonable best efforts to ensure that the individuals designated by Seller to serve on the Board of Directors of Purchaser pursuant to Section 12.7 hereof shall cause Purchaser to comply with the obligations of Purchaser hereunder.

          (i) Section 10.2 of the Agreement is deleted in its entirety.

          (j) Section 10.3 of the Agreement is amended by replacing the clause “this Agreement and the Plan of Merger and the approval of the Merger” to read “a resolution approving the issuance of shares of Purchaser Common Stock upon conversion of the Merger Preferred Shares”.

          (k) Section 10.5 of the Agreement is amended to read in its entirety as follows:

     American Stock Exchange. Purchaser and Seller agree to work together in good faith and use their respective reasonable best efforts to (a) list the Merger Common Shares and the shares of Purchaser Common Stock issuable upon conversion of the Merger Preferred Shares on the American Stock Exchange, subject to official notice of issuance and (b) maintain the listing of Purchaser Common Stock on the American Stock Exchange so long as the Board of Directors shall determine in its good faith business judgment that it is in the best interests of Purchaser and its stockholders to maintain such listing.

          (l) Section 11.6 of the Agreement is amended by deleting the second sentence thereof in its entirety and by changing the heading to read “Fairness Opinion”.

          (m) Section 12.6 of the Agreement is amended by deleting the second sentence thereof in its entirety and by changing the heading to read “Fairness Opinion”.

          (n) Section 13.1(f) of the Agreement is amended to read in its entirety as follows: “[Intentionally Omitted]”.

          (o) Section 13.4(a) of the Agreement is amended by deleting the words “Section 13.1(f), or (iii)”.

          (p) Section 15.2 of the Agreement is amended by inserting a new sentence at the end of such Section that reads in its entirety as follows:

     After the Effective Time, this Agreement may not be amended without the approval of a majority of the members of the Board of Directors of the Purchaser who served on the Board of Directors of the Purchaser prior to the Effective Time or, if no such individuals are then serving on the Board of Directors, a majority of the independent directors, as defined by the rules of the American Stock Exchange.

          (q) The Voting Agreement annexed to the Agreement as Exhibit A is hereby amended and restated in the form attached hereto as Annex  A.

          (r) The Plan of Merger annexed to the Agreement as Exhibit C is hereby amended and restated in the form attached hereto as Annex B.

     3. Agreement as Amended. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment No. 1 and shall be effective as of May 10, 2005, as if executed on such date. It is expressly understood and agreed that except as otherwise provided herein, all terms, conditions and provisions contained in the Agreement shall remain in full force and effect without any further change or modification whatsoever.

     4. Full Force and Effect. If any term, provision, covenant or restriction of this Amendment No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 1, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     5. Governing Law. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within the State.

     6. Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     7. Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment No. 1, the Agreement is hereby ratified, adopted, approved and confirmed.

[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

CENUCO, INC.
By:	/s/ Steven Bettinger
Name: Steven Bettinger
Title: President and Chief Executive Officer

HERMES HOLDING COMPANY, INC.
By:	/s/ Steven Bettinger
Name: Steven Bettinger
Title: President

HERMES ACQUISITION COMPANY I LLC
By:	/s/ Joseph A. Falsetti
Name: Joseph A. Falsetti
Title: Manager